BASE PERIOD RETURN =  Ending value - beginning value
                      ------------------------------
                             Beginning value

                   =    1,000829       -       1.00
                      ------------------------------
                                   1.00

                   =         0.000829

                   =          0.0829%



CURRENT YIELD      =  Base period return x 365/7

                   =       0.000829        X 52.1428571

                   =      0.04322643

                   =             4.3226%



EFFECTIVE YIELD    =  (Base period return + 1)        -1
                      ------------------------------
                                  365/7

                   =         0.000829      +1         -1
                      ------------------------------
                                  365/7

                   =          1.000829                -1
                      ------------------------------
                                  365/7

                   =          1.04415560              -1

                   =          0.04415560

                   =               4.42%





FRANKLIN TAX-EXEMPT MONEY FUND #114

FYE 7/31/95



TAXABLE YIELD=                  Tax-exempt current yield
                                ------------------------
                                 1-[f + (s x (1 - f) ]

WHERE:

f= federal income tax rate

s= state and local income tax rate

yield =     3.09%

f     =    39.60%

s     =     0.00%



TAXABLE EQUIVALENT YIELD      =                   3.09%
                                         -------------------
                                          1-[.396 + (0 x (1-.396))]




                              =                   3.09%
                                         --------------------
                                           1-(.396 +   0



                              =                    3.09%
                                         --------------------
                                                   0.604


                              =                    5.12